Kandi Technologies Reports
Second Quarter 2016 Financial Results

- Q2 2016 revenue increased 15.1% YoY to $55.2 million
- Q2 JV’s EV products sales exceed expectations by 20%, reaching 7,200, a 61.9% YoY increase
- Q2 2016 Non-GAAP net income increased 114.8% YoY to $10.5 million, or $0.22 EPS

JINHUA, CHINA-- (August 9, 2016) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI) today announced its financial results for the second quarter of 2016.

Second Quarter Highlights

•	Total revenues grew 15.1% to $55.2 million for the second quarter of 2016, compared with $48.0 million for the same period of 2015;
•	Electric Vehicle (“EV”) parts sales increased 15.4% to $53.8 million for the second quarter of 2016, compared with $46.6 million in the same period of 2015;

Kandi Electric Vehicles Group Co., Ltd. (the "JV Company"), sold 7,200 units of EV products, including 5,072 EV products to the Micro Public Transportation (MPT) program and 2,128 EV products to the direct sales program, a 61.9% increase compared to the same period last year;

•	GAAP net income for the second quarter of 2016 was $2.8 million, or $0.06 per fully-diluted share, compared with $5.4 million, or $0.12 per fully-diluted share in the same period of 2015;
•

Non-GAAP adjusted net income[1], which excludes stock award expenses and changes in the fair value of financial derivatives, was $10.5 million in the second quarter of 2016, compared with $4.9 million of the same period of 2015. Non-GAAP adjusted earnings per share[1] was approximately $0.22 per fully-diluted share for the first quarter of 2016 compared with $0.10 per fully-diluted share for the same quarter of 2015; and

•	Working capital surplus was $67.4 million as of June 30, 2016. Cash, cash equivalents and restricted cash totaled $34.1million as of June 30, 2016.

“After more than 3 months of waiting, the JV Company finally obtained the approval for a purchase tax exemption for its “Global Hawk” EV products and had a positive sales performance in May and June. The total number of EV products sold in the second quarter was 7,200, a 61.9% increase compared to the same period of 2015 and exceeded our guidance by 20%,” commented Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi. Notably, Zhejiang Geely Holding Group, the parent company of Geely Automobile Holdings Ltd., is planning to purchase 50% of the equity of Shanghai Maple Guorun Automobile Co., Ltd. at a premium price (a purchase price exceeding the cash amount of the aggregate of the original investment and the shared profits over the years), which will support the future growth of the JV Company and also create better conditions for the JV Company to apply for its EV production license and pursue public listing in China. Recently Zhejiang Zuozhongyou Electric Vehicles Service Co., Ltd. (the “Service Company”) expanded its micro public transportation program into two new cities, Tianjin and Jiangyin. Pang Da Automobile Trade Co., Ltd. (“Pang Da”) has also signed a framework sales agreement pursuant to which Pang Da is to buy at least 60,000 EVs in the next four years from the JV Company for its Green Campus Drive Electric Campaign. We are excited to see progress and continued business growth in the future.”

_____________________________

1 Non-GAAP measures, including the Non-GAAP net income and Non-GAAP EPS, are defined as the financial measures excluding the change of the fair value of financial derivatives and the effects of stock award expense. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

“We have performed very well financially during the second quarter of 2016,” added Mr. Wang Cheng (Henry), Chief Financial Officer of Kandi. “Our margin improved compared to the same quarter last year, and our non-GAAP net income reached $10.5 million, a 114.8% increase compared to $4.9 million in the same period of 2015. We realized positive cash flow of $3.2 million in the first half of 2016, compared to negative cash flow of $17.0 million in the same period of 2015.”

Net Revenues and Gross Profit

	2Q16	1Q16	2Q15	Q-o-Q%	Y-o-Y%
Net Revenues (US$mln)	$55.2	$50.7	$48.0	9.0%	15.1%
Gross Profit (US$mln)	$8.5	$6.7	$6.5	25.9%	30.2%
Gross Margin	15.3%	13.3%	13.5%	-	-

Net revenues for the second quarter of 2016 increased 15.1% compared to the same quarter last year. This increase in net revenues was mainly due to the growth in EV parts sales. Gross margin was 15.3%, 1.8% higher compared to 13.5% for the same quarter of 2015, which was the result of cost reduction on batteries purchased.

Operating Income (Loss)

	2Q16	1Q16	2Q15	Q-o-Q%	Y-o-Y%
Operating Expenses (US$mln)	$10.8	$8.3	$4.5	31.0%	141.5%
Operating Income (Loss) (US$mln)	($2.4)	($1.6)	$2.0	-	-
Operating Margin	-4.3%	-3.1%	4.2%	-	-
Operating Income (Loss) (US$mln) (Non-GAAP)	$5.9	$5.3	$5.5	10.4%	7.2%

Total operating expenses in the second quarter of 2016 were $10.8 million, compared with $4.5 million in the same quarter of 2015. The increase in total operating expenses was due to an increase in stock compensation expenses, which were $8.3 million in this quarter, compared with $3.5 million in the same quarter last year. Excluding stock compensation expenses, operating expenses in the second quarter of 2016 were $2.6 million, compared with $1.0 million in the same quarter last year. This increase was mainly due to the maintenance expenses of batteries and a one-time expense reversal in the second quarter of 2015.

GAAP Net Income

	2Q16	1Q16	2Q15	Q-o-Q%	Y-o-Y%
Net Income (Loss) (US$mln)	$2.8	$0.1	$5.4	3059.0%	-48.5%
Earnings per Weighted Average Common Share	$0.06	$0.00	$0.12	-	-
Earnings per Weighted Average Diluted Share	$0.06	$0.00	$0.12	-	-
Stock award expenses	$8.3	$6.9	$3.5	20.1%	137.5%
Change of the fair value of financial derivatives	($0.5)	($3.3)	($4.0)	-	-
Non-GAAP net income (loss) from continuing operations	$10.5	$3.7	$4.9	185.5%	114.8%

Net income was $2.8 million in the second quarter of 2016, compared with $5.4 million in the same quarter of 2015. Net income was affected by significant increases in stock option expense amortization, gain from the JV Company and change inthe fair value of financial derivatives.

Non-GAAP net income was $10.5 million, a 114.8% increase in the second quarter of 2016 compared to $4.9 million in the same quarter of 2015. The increase in Non-GAAP net income was attributable to growth in revenue and gross profits, net profits from the JV company and government subsidy income.

Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) Financial Results

In the second quarter of 2016, the JV Company sold 7,200 EV products, an increase of 61.9% compared to 4,446 EV products sold in the same quarter of 2015.

The condensed financial income statement of for JV Company for the second quarter of 2016 is below:

	2Q16	2Q15	Y-o-Y%
Net Revenues (US$mln)	$111.8	$69.0	62.1%
Gross Profit (US$mln)	$14.7	$10.7	37.7%
Gross Margin	13.1%	15.4%	-
Net Income	$8.6	$1.6	444.0%
% of Net revenue	7.7%	2.3%	-

Revenue for the JV Company was $111.8 million in the second quarter of 2016, an increase of 62.1% compared to the same quarter of 2015. Net income was $8.6 million, a 444.0% increase compared to the same quarter of 2015.

Kandi’s investments in the JV Company are accounted for using the equity method of accounting because Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s income, $4.3 million, forthis quarter. After eliminating intra-entity profits and losses, Kandi’s share of the after-tax income of the JV Company was $4.9 million for the second quarter of 2016.

Second Quarter of 2016 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss the financial results at 8:00 AM (U.S. Eastern time) on August 9, 2016 (8:00 PM Beijing time on August 9, 2016). Mr. Hu Xiaoming, Chief Executive Officer, and Mr. Wang Cheng (Henry), Chief Financial Officer, will deliver prepared remarks followed by a question and answer session.

The dial-in details for the conference call are as follows:

•	TOLL-FREE 1-877-407-3982
•	TOLL/INTERNATIONAL 1-201-493-6780
•	Webcast and replay: http://public.viavid.com/index.php?id=120673

The live audio webcast of the call can also be accessed by visiting Kandi's investor relations website at http://en.kandivehicle.com. An archive of the webcast will be available on the Company's website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China's leading manufacturers of pure electric vehicle ("EV") products (through its joint venture), EV parts and off-road vehicles. More information can be viewed at the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo
Kandi Technologies Group, Inc.
Phone: 1-212-551-3610
Email: IR@kandigroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015

Current assets
Cash and cash equivalents	$19,533,856	$16,738,559
Restricted cash	14,519,706	16,172,009
Short term investment	-	1,613,727
Accounts receivable	40,422,951	8,136,421
Inventories (net of provision for slow moving inventory of $474,683 and $485,901 as of June 30, 2016 and December 31, 2015, respectively	8,324,176	17,773,679
Notes receivable	6,192,424	13,033,315
Other receivables	473,667	332,922
Prepayments and prepaid expense	275,522	181,534
Due from employees	94,938	34,434
Advances to suppliers	12,715,165	71,794
Amount due from JV Company, net	122,807,165	76,172,471
Amount due from related party	10,957,632	40,606,162
Deferred taxes assets	928,660	-
TOTAL CURRENT ASSETS	237,245,862	190,867,027

LONG-TERM ASSETS
Property, Plant and equipment, net	17,861,960	20,525,126
Land use rights, net	12,471,618	12,935,121
Construction in progress	54,448,198	54,368,753
Long Term Investment	1,429,401	1,463,182
Investment in JV Company	88,346,850	90,337,899
Goodwill	322,591	322,591
Intangible assets	454,258	495,306
Other long term assets	9,251,729	154,019
TOTAL Long-Term Assets	184,586,605	180,601,997

TOTAL ASSETS	$421,832,467	$371,469,024

CURRENT LIABILITIES
Accounts payables	$110,049,815	$73,957,969
Other payables and accrued expenses	15,080,603	9,544,909
Short-term loans	35,810,260	36,656,553
Customer deposits	243,500	94,026
Notes payable	4,718,077	3,850,478
Income tax payable	3,894,811	624,276
Due to employees	14,439	9,423
Deferred taxes liabilities	-	2,374,924
Financial derivate - liability	10,692	3,823,590
Deferred income	-	13,726
Total Current Liabilities	169,822,197	130,949,874

LONG-TERM LIABILITIES
Deferred taxes liabilities	262,042	1,593,582
Total Long-Term Liabilities	262,042	1,593,582

TOTAL LIABILITIES	170,084,239	132,543,456

STOCKHOLDER'S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 47,689,638 and 46,964,855 shares issued and outstanding at June 30,2016 and December 31,2015, respectively	47,020	46,965
Additional paid-in capital	228,133,604	212,564,334
Retained earnings (the restricted portion is $4,172,324 and $4,172,324 at June 30,2016 and December 31,2015, respectively)	33,937,518	31,055,919
Accumulated other comprehensive income(loss)	(10,369,914)	(4,741,650)
TOTAL STOCKHOLDERS' EQUITY	251,748,228	238,925,568

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$421,832,467	$371,469,024

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

REVENUES, NET	$55,217,368	$47,963,460	$105,875,261	$91,744,546

COST OF GOODS SOLD	46,762,331	41,471,997	90,702,126	78,882,350

GROSS PROFIT	8,455,037	6,491,463	15,173,135	12,862,196

OPERATING EXPENSES:
Research and development	494,193	571,621	700,161	1,142,641
Selling and marketing	730,443	75,516	776,778	189,411
General and administrative	9,625,194	3,845,013	17,658,076	7,625,661
Total Operating Expenses	10,849,830	4,492,150	19,135,015	8,957,713

INCOME(LOSS) FROM OPERATIONS	(2,394,793)	1,999,313	(3,961,880)	3,904,483

OTHER INCOME(EXPENSE):
Interest income	785,152	722,843	1,565,333	1,313,323
Interest expense	(432,318)	(597,320)	(874,397)	(1,195,911)
Change in fair value of financial instruments	526,558	4,003,044	3,812,898	8,753,344
Government grants	1,503,384	92,863	1,697,857	92,863
Share of profit after tax of JV	4,918,633	251,167	96,163	720,523
Other income, net	286,790	82,207	309,177	106,054
Total other income, net	7,588,199	4,554,804	6,607,031	9,790,196

INCOME BEFORE INCOME TAXES	5,193,406	6,554,117	2,645,151	13,694,679

INCOME TAX BENEFIT (EXPENSE)	(2,400,226)	(1,128,615)	236,449	(2,137,524)

NET INCOME	2,793,180	5,425,502	2,881,600	11,557,155

OTHER COMPREHENSIVE INCOME(LOSS)
Foreign currency translation	(7,152,903)	448,032	(5,628,264)	941,243

COMPREHENSIVE INCOME(LOSS)	$(4,359,723)	$5,873,534	$(2,746,664)	$12,498,398
WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	47,601,286	46,759,651	47,305,560	46,523,584
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	47,601,286	46,896,809	47,311,584	46,800,156

NET INCOME PER SHARE, BASIC	$0.06	$0.12	$0.06	$0.25
NET INCOME PER SHARE, DILUTED	$0.06	$0.12	$0.06	$0.25

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2016	June 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,881,600	$11,557,155
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,458,160	2,955,663
Deferred taxes	(4,645,415)	(153,916)
Change in fair value of financial instruments	(3,812,898)	(8,753,344)
Share of profit after tax of JV Company	(96,163)	(720,523)
Stock Compensation cost	15,134,658	5,482,808

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(33,014,640)	(14,077,317)
Inventories	9,189,542	(12,122,839)
Other receivables and other assets	(9,424,711)	(58,055)
Due from employee	(56,998)	(9,250)
Prepayments and prepaid expenses	(12,953,797)	(143,163)
Amount due from JV Company	(49,198,396)	(50,224,378)

Increase (Decrease) In:
Accounts payable	38,423,919	54,732,723
Other payables and accrued liabilities	6,009,203	(1,716,848)
Customer deposits	154,168	106,563
Income Tax payable	3,363,489	506,321
Due from related party	29,188,707	-
Net cash used in operating activities	$(6,399,572)	$(12,638,400)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment, net	(37,554)	(291,895)
Disposal of land use rights and other intangible assets	13,775	-
Purchases of construction in progress	(1,356,866)	(39,361)
Issuance of notes receivable	(42,626,834)	(5,588,283)
Repayment of notes receivable	49,275,627	4,145,502
Short Term Investment	1,602,698	-
Net cash provided by (used in) investing activities	$6,870,846	$(1,774,037)
CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	1,300,215	(9,937,929)
Proceeds from short-term bank loans	-	19,061,273
Repayments of short-term bank loans	-	(15,965,853)
Proceeds from notes payable	4,796,570	9,937,929
Repayment of notes payable	(3,824,162)	(5,716,427)
Warrant exercise	434,666	-
Net cash (used in) provided by financing activities	$2,707,289	$(2,621,007)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,178,563	(17,033,444)
Effect of exchange rate changes on cash	(383,266)	117,975
Cash and cash equivalents at beginning of year	16,738,559	26,379,460

CASH AND CASH EQUIVALENTS AT END OF PERIOD	19,533,856	9,463,991

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	1,051,032	1,310,173
Interest paid	877,496	1,192,526